UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 2, 2007

BAY BANKS OF VIRGINIA, INC.

(Exact Name of Registrant as Specified in Charter)

Virginia	0-22955	54-1838100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 S. Main Street, Kilmarnock, Virginia 22482

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 435-1171

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Bay Banks of Virginia, Inc. (OTCBB: BAYK, the “Company”), parent company of Bank of Lancaster and Bay Trust Company, announced the appointment of Walter C. Ayers to its Board of Directors, effective January 2, 2007. Mr. Ayers is filling the seat of Weston F. Conley, Jr., whose retirement took effect on the same date. Mr. Ayers had served as President and CEO of the Virginia Bankers Association for 23 years until his retirement on December 31, 2006. Mr. Conley’s retirement from the Board of Directors took place pursuant to the Company’s By-Law on eligibility to serve due to age.

“Our Company is very fortunate to have a person like Walter Ayers join the Board. He brings a unique blend of experience and vision in the financial service industry through the broad number of relationships he had with banks both in Virginia and at the national level,” said Austin L. Roberts, III, President and CEO of the Company. “We are, also, fortunate to have Weston Conley continue to be able to serve on the Bank of Lancaster’s Board of Directors. He has been very instrumental in the success of our Company since its inception in 1997. Through his continuing involvement with our major subsidiary we are pleased that his insights, counsel and support will remain with us.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAY BANKS OF VIRGINIA, INC.

By:	/s/ Austin L. Roberts, III
Austin L. Roberts, III
President and CEO

January 3, 2007

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